SEWARD & KISSEL LLP
                             One Battery Park Plaza
                            New York, New York 10004

                            Telephone: (212) 574-1200
                            Facsimile: (212) 480-8421
                                 www.sewkis.com


                                                March 27, 2003


BACAP Alternative Multi-Strategy Fund, LLC
101 South Tryon Street
Charlotte, NC 28255

Ladies and Gentlemen:

            We have acted as counsel for BACAP Alternative Multi-Strategy Fund, a Delaware limited liability company (the "Fund"), in connection with the organization of the Fund, the registration of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and the registration of $125,000,000 in limited liability company interests ("Interests") under the Securities Act of 1933, as amended.

            As counsel for the Fund, we have participated in the preparation of the Fund's Registration Statement on Form N-2 relating to such Interests (the "Registration Statement"). We have examined the Fund's Limited Liability Company Agreement and have examined and relied upon such records of the Fund and such other documents, including certificates as to factual matters, as we have deemed to be necessary to render the opinions expressed herein.

            Based on such examination, we are of the opinion that:

            1. The Fund has been duly organized and is validly existing as a Delaware limited liability company.

            2. The Fund is authorized to issue $125,000,000 in Interests. The Interests to be offered for sale pursuant to the Registration Statement have been validly and legally issued and are fully paid and non-assessable beneficial Interests in the Fund.

            Our opinion above stated is expressed as members of the bar of the State of New York and the District of Columbia. This opinion does not extend to the securities or "blue sky" laws of any state.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and Statement of Additional Information included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.




                                                Very truly yours,


                                                /s/ Seward & Kissel LLP
                                                ------------------------
                                                Seward & Kissel LLP

03564.0004 #392002